INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (AGREEMENT), dated as of July 28, 2011 by and between Green Technology Solutions, Inc., Zanker Rd., Suite 203, San Jose, CA 95134  (the Company) represented herein by its duly authorized president, John Shearer, and Wasserman Investments Corp. a corporation, whose mailing address is San Francisco, calle 65, Panama City, Panama (the Investor) represented herein by its duly authorized agent, Cesar Rivera.

WHEREAS, the parties desire to enter into a formal funding arrangement consisting of this Agreement and attachments of a convertible promissory note, a stock purchase agreement, a registration rights agreement and various exhibits, all collectively referred to as the Equity Line Transaction Documents.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Three Million Two Hundred Fifty Thousand dollars ($3,250,000) to purchase the Company's common stock, with $0.001par value per share;

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended, Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon any other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in common stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

Closing Date shall mean no more than two (2) Trading Days following the delivery of shares by the Company for each Put, for each tranche.

Execution Date shall mean the date indicated in the preamble to this Agreement.

Open Period shall mean the period beginning on and including the Trading Day immediately following the effective date and ending on the earlier to occur of (i) the date which is thirty-six (36) months from the effective date; or (ii) termination of the Agreement in accordance with Section 8, below.

Pricing Period shall mean the period beginning on the Put Request Notice Date and ending on and including the date that is five (5) Trading Days after such Put Request Notice Date.

Principal Market shall mean the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board or the Pink Sheets, whichever is the principal market on which the common stock is listed.

Purchase Amount shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the securities.

Put Request Notice shall mean a written notice in the form attached hereto, sent to the Investor by the Company stating the Put Amount in U.S. dollars the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of shares issued and outstanding on such date.

Put Request Notice Date shall mean the Trading Day, as set forth below, immediately following the day on which the Investor receives a Put Request Notice, however a Put Request Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 9:00 am Eastern Time, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am Eastern Time on a Trading Day.  No Put Request Notice may be deemed delivered on a day that is not a Trading Day.

Put Restriction shall mean the days during the Pricing Period.  During this time, the Company shall not be entitled to deliver another Put Request Notice.

Registration Statement means the registration statement of the Company filed under the 1933 Act covering the resale by the Investor of the common stock issuable hereunder.

Securities shall mean the shares of common stock issued pursuant to the terms of the Agreement.

Suspension Price with respect to any Put Request Notice shall be the price per share defined by the Company in the applicable Put Request Notice.

Trading Day shall mean any day on which the Principal Market for the common stock is open for trading, from the hours of 9:30 am until 4:00 pm.

VWAP shall mean the volume weighted average price of the common stock.

SECTION 2.   PURCHASE AND SALE OF COMMON STOCK.

(A) PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company may issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate purchase price of Three Million Two Hundred Fifty Thousand dollars ($3,250,000).

(B) DELIVERY OF PUT REQUEST NOTICES.  Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Request Notice to the Investor which states the dollar amount (designated in U.S. Dollars) of Shares which the Company intends to sell to the Investor on a Closing Date. The Put Request Notice shall be in the form attached hereto and incorporated herein by reference. The amount that the Company shall be entitled to Put to the Investor (the Put Amount) for any given Put Request Notice shall be equal to up to either 1) two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the five (5) Trading Days prior to the applicable Put Request Notice Date, multiplied by the average of the three (3) daily closing prices immediately preceding the Put date or 2) five hundred thousand dollars ($500,000).  The common stock identified in the Put Request Notice shall be purchased for a price equal to the purchase price.  If the Company has not completed an effective registration of the shares as of the Put date, then the investor may elect to invest pursuant to the Convertible Promissory Note executed by the Parties as of the date of this Agreement.

(C) CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Request Notice and the Investor shall not be obligated to purchase any Shares at a closing unless each of the following conditions are satisfied:

(i) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement attached hereto) at all times until the closing with respect to the subject Put Request Notice;

(ii) at all times during the period beginning on the related Put Request Notice Date and ending on and including the related Closing Date, the common stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the common stock;

(iii) the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Request Notice Date;

(iv) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(v) the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put amount of common stock set forth in the applicable Put Request Notice.

(D) MECHANICS OF PURCHASE OF SHARES BY INVESTOR UNDER THIS INVESTMENT AGREEMENT.  Subject to the satisfaction of the conditions set forth above, the closing of the purchase by the Investor of shares shall occur on the date which is no later than five (5) Trading Days following the last day in the Pricing Period of applicable Put. Prior to each Closing Date, (i) within two (2) Trading Days of the end of a Pricing Period, the Investor will notify the Company of the number of shares to be delivered to the Investor; and (ii) the Company shall deliver to the Investor pursuant to this Agreement, certificates representing the shares to be issued to the Investor on such date and registered in the name of the Investor within three (3) Trading days of the Put Settlement sheet, being delivered to the Company by the Investor; and (iii) the Investor shall deliver to the Company the purchase price to be paid for such shares, determined as set forth in Section 2(B) promptly upon receipt of the shares from the Company.  In lieu of delivering physical certificates representing the Securities and provided that the Company's transfer agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor's prime broker (as specified by the Investor within a reasonable period in advance of the Investor's notice) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

The Company understands that a delay in the issuance of Securities beyond the closing date could result in economic damage to the Investor. After the effective date, as compensation to the Investor for such loss, the Company agrees to make late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable closing date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of Trading Days beyond the closing date, with the Amounts being cumulative.):

LATE  PAYMENT  FOR  EACH NUMBER OF DAYS LATE:

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each business day late beyond 10 days.

The Company shall make any payments incurred under this Section in immediately available funds upon demand by the Investor. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount, as set forth below.

(E) OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of common stock that may be issued without shareholder approval, then the number of shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of common stock that may be issuable without shareholder approval (the Maximum Common Stock Issuance).  If such issuance of shares of common stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the by-laws and articles of incorporation of the Company, as amended. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section.

(F)  If the Company fails to deliver any portion of the shares of the Put to the Investor and the Investor purchases, in an open market transaction or otherwise, shares of common stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by the Company (the Open Market Share Purchase), then the Company shall pay to the Investor, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below).  The Open Market Adjustment Amount is the amount equal to the excess, if any, of (i) the Investor's total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (ii) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put shares due.  The Company shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor.

(G)  LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of shares, which when added to the sum of the number of shares of common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of common stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION 3. INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Investor represents and warrants to the Company, and covenants, that:

(A) SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time.

(B) AUTHORIZATION; ENFORCEMENT. The Investor has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement and other agreements within the Equity Line Transaction Documents. The execution and delivery of the Equity Line Transaction Documents by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the Investor's general partners and no further consent or authorization is required by the partners.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(C) SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the common stock. The Investor agrees not to sell the Company's stock short or acquire a hedging position in the Company’s stock, either directly or indirectly through its affiliates, principals or advisors, during the term of this Agreement, nor will encourage any friends, family members or any other third party individuals or entities to do so.

(D) ACCREDITED INVESTOR. Investor is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

(E) NO CONFLICTS. The execution, delivery and performance of the Equity Line Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the partnership agreement or other organizational documents of the Investor.

(F) OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company's business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company's management.

(G) INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

(H) NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

(I)  GOOD STANDING.  The Investor is a duly organized entity, validly existing and in good standing.

(J)  TAX LIABILITIES.  The Investor understands that it is liable for its own tax liabilities.

(K) REGULATION M.  The Investor will comply with Regulation M under the 1934 Act, if applicable.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in any Schedules attached hereto, or as disclosed in the Company's SEC Documents, the Company represents and warrants to the Investor that:

(A) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, Material Adverse Effect means any material adverse effect on (i) the properties, assets, operations, results of operations, or financial condition of the
Company and its subsidiaries, if any, taken as a whole, (ii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or (iii) the authority or ability of the Company to perform its obligations under the Equity Line Transaction Documents.

(B) AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue the Securities in accordance with the terms hereof and thereof.

(ii) The execution and delivery of the Equity Line Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders.

(iii)  The Equity Line Transaction Documents have been duly and validly executed and delivered by the Company.

(iv) The Equity Line Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(C) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of common stock with $0.001 par value per share, of which as of the date hereof, 34,133,745 shares are issued and outstanding, and no shares of Preferred Stock are issued and outstanding.

Except as disclosed in the Company's publicly available filings with the SEC:

 (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries other than customary option grants as part of compensation packages to the Company’s officers and directors; (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the classification of any shares of the Company's capital stock.

The Company has furnished to the Investor, or the Investor has had access through the SEC’s EDGAR website to, true and correct copies of the Company's articles of incorporation, as amended and in effect on the date hereof, and the Company's by-laws, as in effect on the date hereof, and the terms of all securities convertible into or exercisable for common stock and the material rights of the holders thereof in respect thereto.

(D) ISSUANCE OF SHARES. The Company has reserved 32,500,000 shares for issuance pursuant to this Agreement, which have been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 5(F) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

(E) NO CONFLICTS. The execution, delivery and performance of the Equity Line Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the by-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its subsidiaries is a party, or to the Company's knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the common stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed herein, neither the Company nor its subsidiaries is in violation of any term of, or in default under, the articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the by-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company's knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Equity Line Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed herein, the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any violation or default of any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the common stock by the Principal Market in the foreseeable future.

(F)  SEC DOCUMENTS; FINANCIAL STATEMENTS. As of the date hereof, the Company has filed all reports (if listed on an applicable exchange requiring such reports), schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (SEC Documents). The Company has delivered to the Investor or its representatives, or the Investor has had access through the SEC’s EDGAR website to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, and the year end financial statements have been audited by a firm that is a member of the Public Companies Accounting Oversight Board ("PCAOB"), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(D) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

(G) ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth in the SEC Documents, as of the date of signing the Equity Line Transaction Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

(H) ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its subsidiaries, threatened against or affecting the Company, the common stock or any of the Company's subsidiaries or any of the Company's or the Company's subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

(I) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Equity Line Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company's decision to enter into the Equity Line Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(J) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company's knowledge is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its common stock and which has not been publicly announced.

(K) EMPLOYEE RELATIONS. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

(L) INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(M) ENVIRONMENTAL LAWS. The Company and its subsidiaries (i) are, to the knowledge of the Company and its subsidiaries, in compliance with any and all applicable foreign, federal, state and local environmental laws; (ii) have, to the knowledge of the Company, received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and (iii) are in compliance, to the knowledge of the  Company, with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

(N) TITLE. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases.

(O) REGULATORY PERMITS. To the extent applicable, the Company and its subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses.

(P)  RESERVED

 (Q) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a material adverse effect.

(R) TAX STATUS. The Company and each of its Subsidiaries represents it does not owe any United States federal and state income tax.

(S) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents previously filed and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties and other than the grant of stock options disclosed in the SEC Documents or stock options granted in the future as contemplated by current compensation agreements or plans disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(T) DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of common stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the common stock declines during the period between the effective date and the end of the open period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Equity Line Transaction Documents, its obligation to issue shares of common stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(U) LOCK-UP. The Company shall cause its officers and directors to refrain from selling common stock during each Pricing Period.

(V) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the common stock to be offered as set forth in this Agreement.

(W) NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS.  No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or subsidiaries, with respect to the transactions contemplated by this Agreement, except as otherwise disclosed in this Agreement.

SECTION 5. COVENANTS OF THE COMPANY

(A) BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 8 of this Agreement.

(B) BLUE SKY. The Company shall, at its sole cost and expense, on or before the effective date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as reasonably specified by the Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

(C) REPORTING STATUS. Until one of the following conditions occurs, the Company shall file all reports required to be filed by the exchange or quotation service on which it is listed, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company, if applicable, under the 1934 Act: (i) this Agreement terminates pursuant to Section 9; or (ii) the date on which the Investor has sold all the Securities.

(D) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities (excluding amounts paid by the Company for fees as set forth in the Equity Line Transaction Documents) for general corporate and working capital purposes and acquisition of assets, businesses or operations or for other purposes that the Board of Directors in good faith deems to be in the best interest of the Company.

(E) FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor via the SEC’s EDGAR website or other electronic means the following documents and information on the forms set forth: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Authority, unless such information is material nonpublic information.

(F) RESERVATION OF SHARES. The Company shall reserve an adequate number of shares for the issuance of the Securities to the Investor as required hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of common stock to reserve and keep available for issuance as described in this Section 5(F), the Company shall use all commercially reasonable efforts to increase the number of authorized shares of common stock by seeking shareholder approval for the authorization of such additional shares.

(G) LISTING. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Equity Line Transaction Documents. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the common stock on the Principal Market (excluding suspensions of not more than one (1) trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the common stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(G).

(H) TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the common stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a Related Party), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. Affiliate for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) is under common control with that person or entity. Control or Controls for purposes hereof means that a person or entity has the power, directly or indirectly, to conduct or govern the policies of another person or entity.

(I) FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a current report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Equity Line Transaction Documents in the form required by the 1934 Act, if such filing is required.

(J) CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

(K) NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;  (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Request Notice during the continuation of any of the foregoing events in this Section 5(K).

(L)  REIMBURSEMENT.  If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Equity Line Transaction Documents, or if the Investor is impleaded in any such action, proceeding or investigation by any person (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement); or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company (unless the Company is involved in the action, proceeding or investigation as a witness only) or in connection with or as a result of the consummation of the transactions contemplated by the Equity Line Transaction Documents (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement), or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Investor for its actual, reasonable legal and other related expenses incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Investor is a named party, the Company will pay to the Investor the charges, as reasonably determined by the Investor, for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, the Investor and any such affiliate and any such person.  However, in all events, if the Investor is found to be guilty of violations of the federal or state securities laws (or pleads “no contest” or other similar plea or settles an investigation or pleading without a specific finding of liability but is still subject to civil or criminal liability), the Company will have no responsibility to pay any of the Investor’s fees and expenses regardless of whether or not the Company is or is also found to have liability.

(M) TRANSFER AGENT.  Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective,  the Company shall deliver instructions to its transfer agent to issue shares to the Investor that are covered for resale by the Registration Statement free of restrictive legends if such is applicable.

(N) ACKNOWLEDGEMENT OF TERMS.  The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own free will, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION 6.  CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(A) The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(B) The Investor shall have delivered to the Company the purchase price for the Securities being purchased by the Investor between the end of the Pricing Period and the Closing Date via a Put Settlement Sheet. After receipt of confirmation of delivery of such Securities to the Investor, the Investor, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, will disburse the funds constituting the Purchase Amount.

(C) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Equity Line Transaction Documents to be performed, satisfied or complied with by the Investor on or before such Closing Date.

(D)  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION 7. FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

The obligation of the Investor hereunder to purchase shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

(A) The Company shall have executed the Equity Line Transaction Documents and delivered the same to the Investor.

(B) The common stock shall be authorized for quotation on the Principal Market and trading in the common stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Request Notice related to such closing).

(C) The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Equity Line Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in this Section 4(C).

(D) The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such closing.

(E) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(B)(II) above and such resolutions shall not have been amended or rescinded prior to such Closing Date.

(F) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(G) The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration Statement shall be in effect or to the Company's knowledge shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(H) At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

(I) If applicable, the shareholders of the Company shall have approved the issuance of any shares in excess of the Maximum Common Stock Issuance in accordance with this Agreement or the Company shall have obtained appropriate approval pursuant to the requirements of Delaware law and the Company’s articles of incorporation and by-laws.

(K) The conditions to such closing set forth in Section 2(E) shall have been satisfied on or before such Closing Date.

(L)  The Company shall have certified to the Investor the number of shares of common stock outstanding when a Put Request Notice is given to the Investor.  The Company's delivery of a Put Request Notice to the Investor constitutes the Company's certification of the existence of the necessary number of shares of common stock reserved for issuance.

SECTION 8. TERMINATION. This Agreement shall terminate upon any of the following events:

(I) when the Investor has purchased an aggregate of Three Million Two Hundred Fifty Thousand dollars ($3,250,000) plus any interest or additional penalties and fees in the common stock of the Company pursuant to this Agreement; or,

(II) on the date which is thirty-six (36) months after the Effective Date; or

(III) upon written notice of the Company to the Investor.  Any and all Put Shares, or penalties, if any, due under this Agreement shall be immediately payable and due upon termination of this Agreement.

SECTION 9.  SUSPENSION

The Company’s right to Put shares, and the Investor’s obligation to purchase shares under this Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

(I)  the trading of the common stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period; or,

(II) The resale of the common stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market.  Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

SECTION 10. INDEMNIFICATION.

In consideration of the parties mutual obligations set forth in the Equity Line Transaction Documents, each of the parties (in such capacity, an Indemnitor) shall defend, protect, indemnify and hold harmless the other and all of the other party's shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (collectively, the "Indemnitees") from and against any and all actual actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith, and including actual reasonable attorneys' fees and disbursements, incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any material misrepresentation or breach of any representation or warranty made by the Indemnitor in the Equity Line Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any material breach of any covenant, agreement or obligation of the Indemnitor contained in the Equity Line Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Equity Line Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

SECTION 11. GOVERNING LAW; DISPUTES SUBMITTED TO ARBITRATION.

All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Texas without regard to principles of conflict of laws.  The parties to this agreement will submit all disputes arising under this agreement to arbitration in Houston, Texas before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties.  No party to this Agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction.

(A)  LEGAL FEES; MISCELLANEOUS FEES. Except as otherwise set forth in the Equity Line Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

(B) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(C) HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

(D) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(E) ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Equity Line Transaction Documents shall not alter the force and effect of any other agreements between the Parties, and the obligations under those agreements.

(F) NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email with the signed document attached in PDF format (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.

(G) NO ASSIGNMENT. This Agreement may not be assigned without the consent of both parties.

(H) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(I) SURVIVAL. The indemnification provisions set forth in Section 11, shall survive each of the closings and the termination of this Agreement.

(J) PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Investor acknowledges that this Agreement and all or part of the Equity Line Transaction Documents may be deemed to be "material contracts" as that term is defined by Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act.  The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

(K) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(L) PLACEMENT AGENT. If so required by the SEC, the Company agrees to pay a registered broker dealer, to act as placement agent, a percentage of the Put Amount on each draw toward the fee as to be outlined in the future Placement Agent Agreement.  The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Equity Line Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(M) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

(N) REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

(O) PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(P)  INVESTOR’S ADVISORS AND CONSULTANTS.  In order to protect its investment under this Agreement or under any of the Equity Line Transaction Documents, Investor may make available to the Company certain advisors and consultants of the Investor which may be available at the Company’s request to assist the company with legal questions, business strategy, accounting issues and strategy, public relations and communications strategies, branding, marketing strategies, social media and advertising strategies and other areas of expertise available to the Investor that may be of interest to management of the Company.  Such advisors and consultants shall not be made insiders and shall not be considered agents or employees of the Company in any regard.  Such advisors and consultants shall not be compensated or granted shares by the Company for their assistance or services since they are advisors and consultants to the Investor.

(Q)  PRICING OF COMMON STOCK. For purposes of this Agreement, the best bid of the common stock shall be as reported on nationally recognized quotation system with live quotation feeds.

SECTION 12. NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

(a) The Company shall not disclose non-public information to the Investor, its advisors, or its representatives.

(b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 12 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 13.  ACKNOWLEDGEMENTS OF THE PARTIES.

Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company; (ii) the Company shall, by 8:30 a.m. New York time on or before the fourth Trading Day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Equity Line Transaction Documents; (iii) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company.

SIGNATURE PAGE OF INVESTMENT AGREEMENT

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement and the Registration Rights Agreement as of the date first written above.

The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

WASSERMAN INVESTMENTS CORP.		GREEN TECHNOLOGIES SOLUTIONS, INC.

By:		BY:
	CESAR RIVERA		JOHN SHEARER

DATE:	DATE:

PUT REQUEST NOTICE

Date:

RE: Put Request Notice Number ____ __

Dear Sirs:

This is to inform you that as of today, Green Technology Solutions, Inc. (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require ________________ to purchase shares of its common stock. The Company hereby certifies that:

The amount of this put is $__________.

The Pricing Period runs from ________ until _______.

The Suspension Price is $________

The current number of shares issued and outstanding of the Company as of this date is: ________

The number of shares currently available for issuance on the S-1 for the Equity Line Transaction Documents is:

Regards,

Name:
Title:

PUT SETTLEMENT SHEET

Date:

Dear ________________________,

Pursuant to the Put given by Green Technology Solutions, Inc., to ____________________ on _________________ 20___ we are now submitting the amount of common shares for you to issue to __________________________.

Please have a certificate bearing no restrictive legend totaling __________ shares issued to _____________________ immediately and send via DWAC to the following account:

Account Number: __________________________

If not DWAC eligible, please send FedEx Priority Overnight to:

Name:

Address:

Once these shares are received by us, we will have the funds wired to the Company.

Regards,